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                                                                       EXHIBIT 4

                            FORM OF STOCK CERTIFICATE


                             [FRONT OF CERTIFICATE]


                       INCORPORATED UNDER THE LAWS OF THE
                                 STATE OF NEVADA

NUMBER                                                                    SHARES

  1

                            FIRST REPUBLIC PERFERRED
                               CAPITAL CORPORATION

        This Corporation is authorized to issue __________ shares of __%
           Noncumulative Series B Preferred Stock at $0.01 Par Value

     THIS CERTIFIES THAT ____________ is the owner of __________ fully paid and non-assessable shares of the above corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.

     In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate seal to be hereunto affixed this ___ day of _______ A.D. 20__.




__________________________                          ____________________________
President                                           Secretary/Treasurer

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                              [BACK OF CERTIFICATE]


This Series B Preferred Security is registered in the name of The Depository Trust Company (the "Clearing Agency") or a nominee of the Clearing Agency. This Series B Preferred Security is exchangeable for Series B Preferred Securities registered in the name of a person other than the Clearing Agency or its nominee only in the limited circumstances described in the final Prospectus dated January __, 2002, and no transfer of this Series B Preferred Security (other than a transfer of this Series B Preferred Security as a whole by the Clearing Agency to a nominee of the Clearing Agency or by a nominee of the Clearing Agency to the Clearing Agency or another nominee of the Clearing Agency) may be registered except in limited circumstances.

Unless this Series B Preferred Security is presented by an authorized representative of the Clearing Agency to the Company or its agent for registration or transfer, exchange or payment, and any Series B Preferred Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Clearing Agency and any payment hereon is made to Cede & Co., any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful because the registered owner hereof, Cede & Co., has an interest herein.

The shares of stock represented by this certificate are subject to additional restrictions on transfer as set forth on page 2 of this certificate.

                             [PAGE 2 OF CERTIFICATE]

The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i) no Person may Beneficially Own or Constructively Own Common Stock of the Company in excess of 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of Common Stock unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) with respect to any class or series of Preferred Stock, no Person may Beneficially or Constructively Own more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of such class or series of Preferred Stock, unless such Person is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Capital Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer shares of Capital Stock if such Transfer would result in the Common Stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own shares of Capital Stock which causes or will cause a Person to Beneficially or Constructively Own shares of Capital Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the shares of Capital Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Stock of the Corporation on request and without charge.

         For Value Received, I, ____________________ hereby sell, assign and transfer unto _________________________________________________________
________________________________________ Shares represented by the within
Certificate, and do hereby irrevocably constitute and appoint ______________________________________________________________ Attorney to
transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

                      Dated _________________________, 20__

                  In presence of

_______________________________                      ___________________________


                    NOTICE. THE SIGNATURE OF THIS ASSIGNMENT
                        MUST CORRESPOND WITH THE NAME AS
                    WRITTEN UPON THE FACE OF THE CERTIFICATE
                    IN EVERY PARTICULAR, WITHOUT ALTERATION
                         OR ENLARGEMENT, OR ANY CHANGE
                                   WHATEVER.